EXHIBIT 23.2
Consent Of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-1 (No. 333-277103) of CNL Strategic Capital, LLC of our reports dated March 12, 2025 on the consolidated financial statements of Sill Holdings, LLC and Subsidiaries as of December 31, 2024 and 2023 and for the year ended December 31, 2024 and the period from October 20, 2023 through December 31, 2023, included in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Plante & Moran, PLLC

Schaumburg, Illinois
March 31, 2025
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